                                                                   EXHIBIT 10.8
                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of March 9, 2001 by and among PMD Group Holdings Inc., a Delaware corporation ("Holdings"), PMD Group Inc., a Delaware corporation (the "Company"), and Steven J. Demetriou (the "Executive").

         The Company is engaged in the specialty chemicals business (the "Company Business"). The Company desires to employ the Executive and the Executive desires to accept such employment on the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1. TERM OF EMPLOYMENT. The term of the Executive's employment under this Agreement shall commence on March 15, 2001 and continue through and expire on March 15, 2004 unless earlier terminated as herein provided (the "Term"); provided that the Term shall be extended automatically for successive one-year periods unless either party gives the other party at least 90 days written notice of non-renewal prior to the end of the Term.

         2. DUTIES OF EMPLOYMENT. The Executive hereby agrees for the Term to render his exclusive services to the Company as its Chief Executive Officer, and in connection therewith, to perform such duties commensurate with his office as he shall reasonably be directed by the Board of Directors of the Company (the "Board") to perform and as are reasonably customary for CEO's in the Company's industry to perform. In addition, during the Term, Executive shall at all times serve as a member of the Company's Board. When and if requested to do so by the Board, the Executive shall serve as a director and/or officer of any subsidiary or affiliate (defined as any other entity directly or indirectly controlling, controlled by or under common control with the Company) of the Company. The Executive shall devote during the Term all of his business time, energy and skill to his executive duties hereunder and perform such duties faithfully and

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efficiently, except for reasonable vacations and except for periods of illness or incapacity. Nothing herein shall preclude Executive from serving as a director of companies or organizations involving no conflict of interest with the interests of the Company, after receiving approval of the Board, or from participating in social, charitable and civic activities, which, in each case, do not interfere with the performance of his duties hereunder.


         3. COMPENSATION AND OTHER BENEFITS. As compensation for all services to be rendered by the Executive during the Term, the Company shall pay to the Executive the following:


            3.1 SALARY. The Company shall pay to the Executive a salary at the rate of a minimum of $600,000 per year (as may be increased from time to time by the Board (the "Annual Salary")), payable in accordance with the Company's usual payroll practices for executives (but no less frequently than monthly), which Annual Salary shall be prorated for the fiscal year ending December 31, 2001 based on the portion of such fiscal year for which the Executive was employed by the Company. The Executive shall be eligible to receive annual salary reviews and salary increases as authorized by the Board. Effective as of the date of any such increase, the Annual Salary as so increased shall be considered the new Annual Salary for all purposes of this Agreement.


            3.2 BONUS. In addition to his Annual Salary, the Executive shall be eligible to be paid bonuses during the Term, as follows:


                  a. ANNUAL BONUS. An Annual Bonus in respect of each fiscal year of the Company in accordance with a bonus plan to be established by the Compensation Committee of the Board (the "Compensation Committee"), which bonus plan shall set forth relevant target levels to be achieved, provided that, for each fiscal year, Executive will have the opportunity to earn an Annual Bonus of 80% of his Annual Salary as in effect on the last day of the applicable fiscal year (the "Target") upon achievement of 100% of the Company's EBITDA plan for the applicable fiscal year as such EBITDA plan is agreed upon by the Executive and the Company's Compensation Committee. For the fiscal year ending December 31, 2001, Executive will be eligible to earn the Annual Bonus in accordance with the following table:

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
------------------------------------------------------ ----------------------------------------------------
If the Company's EBITDA                                then the Annual Bonus
is equal to                                            shall be an amount equal to

------------------------------------------------------ ----------------------------------------------------

$200,000,000                                           25% of the Target
------------------------------------------------------ ----------------------------------------------------

$210,000,000                                           100% of the Target
------------------------------------------------------ ----------------------------------------------------

$220,000,000                                           125% of the Target
------------------------------------------------------ ----------------------------------------------------

$230,000,000                                           150% of the Target
------------------------------------------------------ ----------------------------------------------------

$240,000,000                                           200% of the Target
------------------------------------------------------ ----------------------------------------------------

Linear interpolation shall be used to determine the Annual Bonus amount to the extent the EBITDA amount falls between or exceeds those set forth in the table above, and there shall be no top end cap to this bonus. In addition, for the fiscal years ending December 31, 2001 and December 31, 2002, Executive's Annual Bonus shall in no event be less than $300,000 and $100,000 respectively, if he is employed at the end of such fiscal year. For the fiscal year ending December 31, 2001, the Executive's Annual Bonus shall not be prorated. The Company shall pay the entire Annual Bonus that is payable to Executive with respect to an applicable fiscal year as soon as reasonably practicable after the Compensation Committee determines the Company's EBITDA.


                  b. ADDITIONAL BONUS. In addition to any other bonuses set forth in this Agreement, for the fiscal year ending December 31, 2001, Executive shall have the opportunity to earn an Additional Bonus of $200,000 upon achievement of the working capital target and personal management objectives to be agreed upon by Executive and the Compensation Committee.


                  c. SIGNING BONUS. In addition to any other bonuses set forth in this Agreement, on March 19, 2001, the Company shall pay to Executive a sign-on bonus in an amount equal to $200,000. 3.3 STOCK SUBSCRIPTION AGREEMENT. Within ninety (90) days following appropriate corporate approvals, the Executive shall be entitled to purchase up to 10,000 shares of Common Stock (the "Shares") of Holdings at $100 per share, on the terms and conditions set forth in a subscription agreement to be entered into with Holdings in the form attached hereto as Exhibit A (the "Management Subscription Agreement"). At the time the Executive purchases the

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Shares pursuant to this Section 3.3, if Executive so desires, Holdings shall lend (the "Loan") to the Executive, on a full recourse basis, an amount equal to the purchase price of the Shares for application against such purchase price, provided that prior to or contemporaneous with such Loan the Executive executes and delivers to Holdings a promissory note in the form attached hereto as Exhibit B (the "Note"), evidencing the Executive's obligation to repay the Loan, which shall have a term of ten years, with interest at a rate of 7% per annum, provided that in the event of (a) a termination pursuant to Sections 5.1, 5.2, 5.3, 5.5 or 5.6, the Note shall become due and payable immediately, and (b) a termination pursuant to Section 5.4, the Note shall become due and payable upon the earlier of a Change of Control (as defined in Section 5.5 hereof) or a registered underwritten public offering of Holdings' Common Stock. For purposes of clarity, the Executive shall not be obligated to make any repayments on the Note (whether principal or accrued interest) prior to the time when the Note becomes due and payable in full pursuant to its terms, including the terms set forth in the preceding sentence.


            3.4. STOCK OPTION AGREEMENT. Following appropriate corporate approvals, Holdings shall grant options (the "Options") to Executive to purchase 25% of the current management and directors' option pool of Holdings' Common Stock, which pool represents approximately 10% of the fully diluted equity of Holdings as of the date that Holdings' Stock Option Plan and Executive's Stock Option Agreement take effect, on the terms and conditions set forth in Holdings' Stock Option Plan and a Stock Option Agreement to be entered into (the "Stock Option Agreement") in a form substantially similar to the form attached hereto as Exhibit C. Pursuant to that Stock Option Agreement, Executive's share of the management and directors' pool equates to 98,611 shares of Holdings' Common Stock at an exercise price of $128.57 per share.


            3.5 PARTICIPATION IN EMPLOYEE BENEFIT PLANS AND OTHER PERQUISITES.


                  (a) During the Term, the Executive shall be permitted to participate in any group life, hospitalization or disability insurance plan, health program, retirement or pension plan, or other similar benefit plan or other so-called "fringe benefit programs" of the Company as

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now existing or as may hereafter be revised or adopted in which other senior executives of the Company may participate on terms and conditions no less favorable than those which apply to such other senior executives of the Company. For purposes of the foregoing, the Company shall waive any and all waiting periods and pre-existing condition limitations under such programs and plans such that Executive and his beneficiaries shall commence participation on March 15, 2001.

                  (b) During the Term, the Company shall provide Executive with the use of a Company-paid automobile, the type and suitability of which shall be mutually agreed upon by the Executive and the Compensation Committee, which shall also include payment for the costs of operation and licensing, and reasonable insurance coverage in respect of such automobile. In addition, the Company shall provide the Executive with a gross-up payment equal to any and all taxes associated with Executive's receipt of benefits under this Section 3.5(b), including any and all taxes imposed on the gross-up payment.


                  (c) During the Term, the Company shall reimburse Executive for payments made by him in connection with tax preparation and related financial planning matters in an amount up to a maximum of $10,000 per annum. In addition, upon Executive's commencement of employment with the Company, the Company shall reimburse Executive in an amount up to a maximum of $10,000 for legal fees and expenses paid by him in connection with the review and preparation of this Agreement and the related documents attached as Exhibits hereto. The Company shall also provide the Executive with a gross-up payment equal to any and all taxes associated with Executive's receipt of benefits under this Section 3.5(c), including any and all taxes imposed on the gross-up payment.


                  (d) From March 19, 2001 through December 19, 2001, Executive shall be reimbursed for all reasonable travel-related expenses between his current home in Glencoe, Illinois and the Company's headquarters. In addition, for a consecutive twelve-month period commencing within 30 days of March 19, 2001, the Company shall provide Executive with the use of a Company-paid apartment in the Cleveland, Ohio area, the suitability of which shall be

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mutually agreed by Executive and the Company. For the period commencing on the execution date of this Agreement and ending on the earlier of the date the Executive executes a lease agreement for an apartment in the Cleveland, Ohio area or April 19, 2001, the Company shall reimburse the Executive for reasonable living expenses incurred as a result of Executive having to start up residence in Cleveland, Ohio area, including (but not limited to) hotel and rental car expenses. The Company shall also provide the Executive with a gross-up payment equal to any and all taxes associated with Executive's receipt of benefits under this Section 3.5(d), including any and all taxes imposed on the gross-up payment.


                  (e) During the Term, the Company shall pay the premium on Executive's existing life insurance policy if such policy is transferable; provided, however, that if such policy is not transferable, the Company shall pay the premium on a term life insurance policy for Executive having a death benefit equal to four (4) times Annual Salary. The Company shall also provide the Executive with a gross-up payment equal to any and all taxes associated with Executive's receipt of benefits under this Section 3.5(e), including any and all taxes imposed on the gross-up payment.

         4. COVENANTS AGAINST COMPETITION. In order to induce the Company to enter into this Agreement, the Stock Option Agreement and the Management Subscription Agreement, the Executive hereby agrees as follows:

            4.1 ACKNOWLEDGEMENTS OF EXECUTIVE. The Executive acknowledges that
(a) the Company and any of its affiliates (defined as any other entity directly or indirectly controlling, controlled by or under common control with the Company) or subsidiaries thereof that are currently existing or are acquired or formed during the Restricted Period, as hereinafter defined (collectively, the "Companies"), are and will be engaged primarily in the Company Business; (b) his work for the Companies will give him access to trade secrets of and confidential information concerning the Companies, including, without limitation, information concerning its organization, business and affairs, "know-how", customer lists, details of client or consultant contracts, pricing policies, financial information, operational methods, marketing plans or

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

strategies, business acquisition plans, new personnel acquisition plans, technical processes, projects of the Companies, financing projections, budget information and procedures, and research products (collectively, the "Trade Secrets"); and (c) the agreements and covenants contained in this Section 4 are essential to protect the Company Business and goodwill of the Companies.


            4.2 RESTRICTIONS ON COMPETITION. During the Term and for a two-year period after the end of the Term (the "Restricted Period"), unless the Term is terminated in accordance with the provisions of Sections 5.4 or 5.5 hereof, or is otherwise not renewed by the Company, the Executive shall not, anywhere in the world, directly or indirectly (a) engage in for his own account, (b) enter the employ of, or render any services to any person or entity engaged in, or (c) obtain a pecuniary interest in any person or entity in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, engaged in, any business which is competitive with the business (or any part thereof) now conducted or at any time during the Term conducted by the Company, its subsidiaries or its affiliates (defined as PMD Group Holdings Inc. and any entity controlled by or under common control with the Company); provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 if the Executive is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own 3% or more of any class of securities of such entity.


            4.3 CONFIDENTIAL INFORMATION; PERSONAL RELATIONSHIPS. During the Restricted Period, the Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all confidential matters and Trade Secrets of the Companies. The confidentiality obligations set forth in this Section 4.3 shall not apply to any information which becomes part of the public domain other than through Executive action or which is disclosed to the Executive by another party that is not bound by confidentiality obligations to the Companies, or which any of the Companies permit or authorize Executive to disclose.

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


            4.4 PROPERTY OF THE COMPANIES. All memoranda, notes, lists, records and other documents or papers, (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Executive relating to the Companies, or made available to the Executive relating to the Companies are and shall be the Companies' property and shall be delivered to the Companies upon the expiration of the Term unless requested earlier in writing by the Companies.

            4.5 EMP1OYEES OF THE COMPANIES. The Executive acknowledges that any attempt on the part of the Executive to induce any employee of any of the Companies to leave any of the Companies' employ, or any efforts by the Executive to interfere with the Companies' relationship with other employees, would be harmful and damaging to the Companies. During the Restricted Period, the Executive will not without the prior agreement of the Company or the applicable Company, in any way, directly or indirectly: (i) induce or attempt to induce any employee to terminate employment with the Companies; or (ii) solicit or entice any person employed by the Companies to terminate his/her employment with the Companies or accept employment with another entity.

            4.6 BUSINESS OPPORTUNITIES. The Executive acknowledges that the Companies have been considering, and during the Term may consider, the acquisition of various entities engaged in the Company Business and that it would be harmful and damaging to the Companies if he were to become interested in any such entity (except as provided for in the proviso contained in Section 4.2) without the Company's prior consent. During the Restricted Period, the Executive will not (except as provided for in the proviso contained in Section 4.2), without the Company's prior consent, become interested in any such entity in the capacity of employee, partner, shareholder, officer, director, principal, trustee or consultant, if the Executive was aware at any time during the Term that the Companies had been considering the acquisition of such entity.

            4.7 NEGATIVE INFORMATION. During the Restricted Period, the Executive shall not disclose confidential information regarding, disparage, or take any action materially detrimental

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to the reputation of the Company, Holdings, AEA Investors Inc., DLJ Merchant
Banking III, Inc., DB Capital Partners, Inc. or its and their directors, officers, employees, investors, shareholders and affiliates (defined as any other entity directly or indirectly controlling, controlled by or under common control with the entities listed above in this Section 4.7 hereof) (collectively, the "Company Affiliates"), provided that nothing contained in this Section 4.7 shall affect any legal obligation of Executive to truthfully respond to inquiries concerning the Company Affiliates or to act in accordance with his rights under this Agreement or law. The Companies likewise agree that, during the Restricted Period, they and the Company Affiliates shall not disclose confidential information regarding, disparage, or take any action materially detrimental to the reputation of Executive, provided that nothing contained in this Section 4.7 shall affect any legal obligation of the Companies to truthfully respond to inquiries concerning the Executive or to act in accordance with the rights of the Companies under this Agreement or law. In addition, during Executive's tenure as Chief Executive Officer of the Company, the Executive shall provide full cooperation on Company-related matters, including, but not limited to, road show matters and communications with the public or banking community.


            4.8 RESTRICTIVE COVENANTS. For the purposes of this Agreement all matters discussed in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7 of this Agreement shall be referred to as the "Restrictive Covenants."

            4.9 RIGHTS AND REMEDIES UPON BREACH. References in Sections 4.9 and
4.10 to "the Companies" refer only to the covenants set forth in Section 4.7. If the Executive or any of the Companies breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company and Executive shall each have the following rights and remedies with respect to the Executive and the Companies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company and Executive under law or in equity.

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                  4.9.1 SPECIFIC PERFORMANCE. The right and remedy to have the
Restrictive Covenants specifically enforced, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company or Executive and money damages will not provide an adequate remedy to the Company or Executive.


                  4.9.2 ACCOUNTING. The right and remedy to require the Executive or Companies to account for and pay over to the Company or Executive all compensation, profits, monies, accruals, increments or other benefits derived or received by him or them as a result of any transactions constituting a breach of the Restrictive Covenants.

                  4.9.3 SEVERABILITY OF COVENANTS. The Executive and the Companies acknowledge and agree that the Restrictive Covenants are reasonable and valid in geographical and moral scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

            4.9.4 BLUE-PENCILLING. If it is determined that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, the duration or scope of such provision, as the case may be, shall be reduced so that such provisions becomes enforceable and, in its reduced form, such provision shall then be enforceable.

            4.10 ENFORCEABILITY IN JURISDICTION. The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of Illinois, Ohio or New York, or any jurisdiction within the states or country in which the Company does business where Executive or any of the Companies is alleged to have committed a breach of any of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's or Executive's right to relief provided above in the courts of any other jurisdiction

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specified within this Section 4.10 within the geographical scope of the
Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.



         5. TERMINATION.


            5.1 TERMINATION UPON DEATH. If the Executive dies during the Term, this Employment Agreement shall terminate immediately, except that the Executive's legal representatives shall be entitled to receive any Annual Salary and accrued paid time off to the extent such Annual Salary and paid time off has accrued and remains payable up to the date of the Executive's death, plus a portion of the Executive's Annual Bonus, as set forth in Section 3.2 computed on a pro rata basis from the beginning of such bonus period to the date of Executive's death, and any benefits to which the Executive, his heirs or legal representatives may be entitled under and in accordance with the terms of any employee benefits plan or program maintained by the Company.


            5.2 TERMINATION UPON DISABILITY. If the Executive becomes disabled (as determined under the Company's long-term disability plan) during the Term so that he is unable substantially to perform his services hereunder for 180 consecutive days, then the Term may be terminated by resolution of the Board sixty days after the expiration of such 180 days, such termination to be effective upon delivery of written notice to the Executive of the adoption of such resolution; provided, that the Executive shall be entitled to receive any accrued and unpaid Annual Salary and paid time off through such effective date of termination, plus a portion of the Executive's Annual Bonus, as set forth in
Section 3.2 computed on a pro rata basis from the beginning of such bonus period to the date of termination, and any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefits plan or program maintained by the Company.

           5.3 TERMINATION FOR CAUSE. The Company has the right, at any time during the Term, subject to all of the provisions hereof, exercisable by serving notice, effective in


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accordance with its terms, to terminate the Executive's employment under this
Agreement and discharge the Executive for "Cause" (as defined below). If such right is exercised, the Executive shall be entitled to receive unpaid and accrued Annual Salary prorated through the date of such termination, any benefits vested as of the date of such termination and any other compensation or benefits otherwise required to be paid under applicable law and the terms of the employee benefits plans and programs maintained by the Company. Except for such payments, the Company shall be under no further obligation to the Executive. As used in this Section 5, the term "Cause" shall mean and include (a) chronic alcoholism or drug addiction together with Executive's refusal to cooperate with or participate in counseling and/or treatment of same, (b) misappropriation of any significant monies or significant assets or properties of the Company, (c) a material breach by the Executive of the terms of this Agreement, which has not been cured within thirty (30) days after written notice of such breach has been delivered by the Company to the Executive, (d) conviction or plea of guilty or nolo contendere of the Executive of any felony involving the Executive's moral turpitude, (e) failure by the Executive to reasonably devote his full business time to his duties with the Company, which has not been cured within thirty (30) days after written notice of such failure has been delivered by the Board to the Executive, (f) any willful action or inaction of the Executive which, in the reasonable opinion of the Board, has a material adverse effect on the Company and which constitutes dereliction (willful neglect or abandonment of assigned duties), or a breach of Company policy or rules, which has not been cured within thirty (30) days after written notice of such conduct has been delivered by the Board to the Executive, or (g) gross negligence or willful misconduct as determined by the Board, by the Executive which, in the reasonable opinion of the Board, has a material adverse effect on the Company, which has not been cured within thirty (30) days after written notice of such conduct has been delivered by the Board to the Executive.



            5.4 TERMINATION WITHOUT CAUSE. The Company shall have the right at any time during the Term to terminate the Executive's employment hereunder, without Cause, by delivery of at least thirty (30) days' advance written notice to the Executive, upon which time, the

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Company's sole obligation hereunder, for so long as the Executive is in compliance with his obligations under the terms of Section 4 of this Agreement, shall be to (a) pay to the Executive an amount equal to the Executive's then-existing Annual Salary and paid time off accrued and due and payable to the Executive hereunder on the date of termination, (b) pay to the Executive an amount equal to the Executive's then-existing Annual Salary for the remainder of the Term, payable in accordance with the Company's usual payroll practices for executives (but no less frequently than monthly); provided however that in no event shall such amount be less than 300% of Executive's then-existing Annual Salary, and (c) continue to provide to the Executive any employee benefits the Executive would otherwise be entitled to under Sections 3.5(a) and (e) hereof for the remainder of the Term but in no event for less than two (2) years from the date of Executive's termination; provided further that, during the thirty-day notice period, the Company and its stockholders shall not be prohibited from removing Executive from any and all positions as a director or officer of the Company, Holdings and any of their then-existing subsidiaries or affiliates (defined as any other entity directly or indirectly controlling, controlled by or under common control with the Company). In addition to other circumstances, the Company shall be deemed to have terminated the Executive's employment hereunder without Cause in the event (a) the Company does not allow the Term to renew in accordance with the automatic renewal provisions of Section 1 hereof or (b) the Executive elects to terminate his employment hereunder as a result of either of the following circumstances (each of which shall be deemed "Good Reason"): a change in Executive's job title or duties to something other than Chief Executive Officer of the Company; or a material adverse change in Executive's compensation pursuant to Section 3 hereof without the consent of the Executive. Upon a violation by Executive of any of the Restrictive Covenants which has not been cured after 30 days of written notice thereof by the Company to Executive, the Company shall not be required to make any further payments to the Executive pursuant to this Section 5.4 and shall be entitled to cancel any Options which have vested under the terms of the Stock Option Plan but have not been exercised.

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            5.5 TERMINATION UPON A CHANGE OF CONTROL. If, during the Term,
Executive's employment is terminated as a result of a Change of Control (as defined below), the Company's sole obligation hereunder shall be to (a) pay to the Executive an amount equal to any Annual Salary and paid time off accrued and due and payable to the Executive hereunder on the date of termination, (b) continue to provide to the Executive any employee benefits the Executive would otherwise be entitled to under Section 3.5(a) hereof for a period of two (2) years from the date of termination, and (c) pay to the Executive an amount equal to the Annual Salary for a period of three years from the date of termination, payable in accordance with the Company's usual payroll practices for executives (but not less frequently than monthly); provided however that Executive shall not receive such amounts pursuant to Sections 5.5(ii) and (iii) hereof if the value of Executive's vested Options on the date of a Change of Control transaction exceeds the total value of three years' of Executive's then-existing Annual Salary. For purposes of this proviso, the value of Executive's vested Options shall be equal to the amount by which the consideration received for a share of Holdings' Common Stock in the Change of Control transaction exceeds the exercise price of the Options, multiplied by the number of vested Options. For purposes of this Agreement, a Change of Control shall mean the same thing as "Transaction" as used in the Company's Stock Option Plan attached hereto as Exhibit C. In the event that all or a portion of any payment or benefit received (including, without limitation, acceleration of vesting of any stock options granted to the Executive) pursuant to the terms of this Agreement, or all or a portion of any payment or benefit received or to be received by the Executive pursuant to any other plan, arrangement or agreement of the Company or an affiliate of the Company (defined as any other entity directly or indirectly controlling, controlled by or under common control with the Company) (collectively, "Payments") would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Excise Tax"), the Company shall provide the Executive with an additional payment (the "Gross-Up Payment") equal to the Excise Tax on such Payments. The determination as to whether a Gross-Up Payment is due shall be reasonably determined by the Company's independent auditors, the cost of which shall be borne

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by the Company. The Gross-Up Payment provided herein shall be paid to the
Executive upon the later of (1) the payment to the Executive of any Payment subject to the Excise Tax, or (2) the imposition upon the Executive or payment by the Executive of any Excise Tax.


            5.6 TERMINATION BY EXECUTIVE. The Executive shall have the right at any time during the Term to terminate his employment hereunder, without Good Reason, by delivery of at least thirty (30) days' advance written notice to the Company, upon which termination the Company's sole obligation hereunder shall be to pay to the Executive an amount equal to the Executive's then-existing Annual Salary and paid time off accrued and due and payable to the Executive hereunder on the date of termination.

            5.7 OTHER. Except as otherwise provided herein, upon the expiration or other termination of this Agreement, including the resignation of Executive, all obligations of the Company shall forthwith terminate, except as to any rights as provided in the Management Subscription Agreement and/or Stock Option Agreement and except as otherwise required by applicable law. Upon the termination of the Executive's employment for any reason, the Executive shall immediately resign from the Boards of Directors of the Company and Holdings.


         6. EXPENSES.

            6.1 GENERAL. During the Term, the Executive will be reimbursed for his reasonable business expenses incurred for the benefit of the Company in accordance with the general policy of the Company or directives and guidelines established by management of the Company and upon submission of documentation satisfactory to the Company. With respect to any expenses which are to be reimbursed by the Company to the Executive, the Executive shall be reimbursed upon his presenting to the Company an itemized expense voucher.


         7. OTHER PROVISIONS.

            7.1 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by

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

facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:


                                  (i)     if to the Company or Holdings, to:

                                          PMD Group Inc. or PMD Group Holdings
                                          Inc.
                                          c/o AEA Investors Inc.
                                          65 East 55th Street
                                          New York, NY 10022
                                          Attention: Christine J. Smith,
                                          General Counsel

                                  (ii)    if to the Executive, to:
                                          Steven J. Demetriou
                                          825 Sheridan Road
                                          Glencoe, IL 60022

         Any party may change its address for notice hereunder by written notice to the other party hereto.

         7.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits attached hereto) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         7.3 WAIVERS AND AGREEMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         7.4 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed entirely within such State.

            7.5 ASSIGNMENT. Executive may not assign the performance of any of his duties hereunder. Neither party hereto may assign any rights hereunder without the prior written consent of the other party hereto.

            7.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            7.7 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            7.8 EXECUTIVE AND COMPANY REPRESENTATIONS. Executive hereby represents that the execution, delivery and performance by Executive of this Agreement (i) does not, and will not, breach, violate, contravene or constitute a default under, any contract, agreement or other instrument to which Executive is a party or by which he is bound and (ii) is not limited by any law, statute, rule, regulation, ordinance, decree, court order, judgment or similar means. Similarly, Company hereby represents that the execution, delivery and performance by Company of this Agreement (i) does not, and will not, breach, violate, contravene or constitute a default under, any contract, agreement or other instrument to which Company is a party or by which he is bound and (ii) is not limited by any law, statute, rule, regulation, ordinance, decree, court order, judgment or similar means.

            8. ARBITRATION. In the event of a dispute between the Company and the Executive over the terms of this Agreement which is not settled by the parties, then the Company and the Executive agree to settle any and all such disputed issues by arbitration in New York, New York in accordance with the then-existing rules of the American Arbitration Association. The Company and the Executive shall jointly appoint one person to act as the arbitrator. In the event that the Company and the Executive cannot agree to an arbitrator within 30 days of delivery of a party's demand for arbitration to the other party, then the arbitrator shall be chosen by the President of the American Arbitration Association or pursuant to any tie-breaking procedure set forth in the then-existing rules of the American Arbitration Association. The decision of the arbitrator shall be binding upon the parties and there shall be no appeal therefrom other than for bias, fraud or misconduct, or as provided by law. The costs of the arbitration, including the fees and expenses of the arbitrator, shall be borne fifty percent by the Company, on the one hand, and fifty percent by the Executive, on the other, but each party shall pay its own attorneys' fees; provided, however, that if the arbitrator shall materially rule for the Executive, the Company shall pay or reimburse the Executive's reasonable attorneys' fees and the Executive's share of the arbitration costs incurred in connection with such arbitration. Notwithstanding the foregoing, it is specifically understood that Executive shall remain free to assert and enforce in any court of competent jurisdiction such rights, if any, as Executive may have under federal, state, or local law, including without limitation, rights arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination and Employment Act of 1967, as amended, and/or the Americans With Disabilities Act of 1990.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             PMD GROUP HOLDINGS INC.


                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                             PMD GROUP INC.


                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------



                                             Steven J. Demetriou

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